UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 19, 2005 (December 16, 2005)
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio  43217

(Address of principal executive offices)  (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
Termination of Letter of Intent
     On December 16, 2005, AirNet Systems, Inc. (“AirNet”) issued a news release (the “Release”) announcing that AirNet has been unable to reach a definitive merger agreement with the private equity investment firm that entered into a letter of intent with AirNet on October 26, 2005. As a result, the Special Committee of AirNet’s Board of Directors has allowed the exclusivity period with the firm to expire. As previously disclosed, AirNet entered into a letter of intent for the sale of the company to the nationally recognized private equity investment firm in a going private transaction. Pursuant to the terms of the letter of intent, the private equity investment firm had exclusivity until December 15, 2005 to complete its confirmatory due diligence and execute a definitive merger agreement. A copy of the Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.
Annual Meeting of Shareholders
     On December 16, 2005, AirNet held its 2005 Annual Meeting of Shareholders. Each of the following individuals was re-elected as a director for a term expiring at the 2006 Annual Meeting of Shareholders: Joel E. Biggerstaff; James M. Chadwick; Russell M. Gertmenian; Gerald Hellerman; David P. Lauer; Bruce D. Parker; and James E. Riddle.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a)      through (c): Not applicable
     (d)      Exhibits: The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on December 16, 2005

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SIGNATURE
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: December 19, 2005	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 19, 2005
AirNet Systems, Inc.

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on December 16, 2005